Exhibit 99.1

TheStreet Reports Fourth Quarter & Full Year 2013 Results

FY 2013 Revenue of $54.5M, up 7.4%, with Adjusted EBITDA(1) of $2.1M

NEW YORK February 27, 2014 – TheStreet, Inc. (NASDAQ: TST), a leading digital financial media company, today reported financial results for the fourth quarter and full year 2013. For the fourth quarter, the Company reported revenue of $14.8 million, net income of $213 thousand and Adjusted EBITDA of $1.6 million. For the full year, the Company reported revenue of $54.5 million, net loss of $3.8 million and Adjusted EBITDA of $2.1 million.

“Two years into our multi-year plan of building a profitable twenty-first century media company, TheStreet’s 2013 performance demonstrates that our strategy is working. We are pleased to have exceeded our annual revenue expectations of $53-$54 million,” said Elisabeth DeMarse, Chairman, President and Chief Executive Officer. “In 2014, we will continue to focus on growing subscriptions across our institutional and retail platforms, as well as improving user experience on our free site. With financial markets near record highs and M&A activity heating up, we anticipate increased interest from retail and institutional audiences for our ‘must-have’ actionable insights,” concluded DeMarse.

Fourth Quarter Results

Revenue in the fourth quarter of 2013 was $14.8 million, an increase of 7.1% from $13.8 million in the prior year period. Subscription Services revenue in the fourth quarter was $11.4 million, an increase of 9.7% compared to the prior year period. The increase in Subscription Services revenue was primarily due to organic growth in subscription newsletters and The Deal, as well as revenues from the DealFlow acquisition. Media revenue in the fourth quarter was $3.4 million, a decrease of 0.9% compared to the prior year period.

Operating expenses in the fourth quarter were $14.6 million, a decrease of 8.9% compared to the prior year period. Excluding restructuring and other charges and gain on disposition of assets, operating expenses decreased 5.9% compared to the prior year period.

Net income in the fourth quarter was $213 thousand compared to a net loss of $2.2 million in the prior year period. The Company reported basic and diluted net income per share attributable to common stockholders of $0.01 in the fourth quarter of 2013 compared to a net loss per share of $0.07 in the prior year period. Adjusted EBITDA was $1.6 million in the fourth quarter compared to $453 thousand in the prior year period.

Full Year Results

Revenue for the full year 2013 was $54.5 million, an increase of 7.4% from $50.7 million in the prior year. Subscription Services revenue for the full year was $43.5 million, an increase of 17.2% compared to the prior year. The increase in Subscription Services revenue was primarily due to the acquisitions of The Deal and DealFlow. Media revenue for the full year was $10.9 million, a decrease of 19.7% from the prior year.

Operating expenses for the full year were $58.4 million, a decrease of 8.4% compared to the prior year. Excluding restructuring and other charges and gain/loss on disposition of assets, operating expenses increased 0.8% compared to the prior year.

Net loss for the year was $3.8 million compared to a net loss of $12.7 million in the prior year. The Company reported basic and diluted net loss per share attributable to common stockholders of $0.11 for the full year compared to a net loss per share of $0.38 for the prior year. Adjusted EBITDA for the full year was $2.1 million compared to $1.3 million for the prior year.

The company generated $2.5 million in operating cash flow for year ended December 31, 2013, compared to the use of $6.2 million in operating cash flow for the prior year. The Company ended the year with cash and cash equivalents, restricted cash and marketable securities of $59.8 million.

Selected Operating Metrics

For total Subscription Services:

•	Bookings were $11.6 million for the fourth quarter, an increase of 6.6% from the prior year period.

•	Bookings for the full year were $45.0 million, which includes the impact of acquisitions, compared to $36.6 million in the prior year.

For Subscription Newsletters(2):

•	The number of paid subscriptions at the end of the period was 78,400, an increase of 20.9% from the prior year and 5.3% sequentially.

•	Average revenue per user for the fourth quarter decreased 10.1% compared to the prior period and 3.2% sequentially.

•	Average monthly churn was 2.3% for the fourth quarter, compared to 2.7% in the prior year period and 2.1% in the third quarter(3).

Conference Call Information

TheStreet will discuss its financial results for the fourth quarter today at 4:30 p.m. ET.

To participate in the call, please dial (800) 649-5127 (domestic) or (914) 495-8549 (international). The Conference ID number is 2948072. This call is being webcast and can be accessed in the Investor Relations section of TheStreet website at http://investor-relations.thestreet.com/events.cfm.

A replay of the webcast will be available approximately two hours after the conclusion of the call and remain available for approximately ninety calendar days.

About TheStreet

TheStreet, Inc. (www.t.st) is the leading independent digital financial media company providing business and financial news, investing ideas and analysis to personal and institutional investors worldwide. The Company’s portfolio of business and personal finance brands includes: TheStreet, RealMoney, RealMoney Pro, Stockpickr, Action Alerts PLUS, Options Profits, MainStreet and RateWatch. To learn more, visit www.thestreet.com. The Deal, the Company’s institutional business, provides intraday coverage of mergers and acquisitions and all other changes in corporate control. To learn more, visit www.thedeal.com.

TheStreet, Inc. logo is available at

http://photos.prnewswire.com/prnh/20130102/NY35868LOGO-b.

Non-GAAP Financial Information

(1)	To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company uses non-GAAP measures of certain components of financial performance, including “EBITDA,” “Adjusted EBITDA” and “free cash flow.” EBITDA is adjusted from results based on GAAP to exclude interest, income taxes, depreciation and amortization. This non-GAAP measure is provided to enhance investors’ overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes that the non-GAAP EBITDA results are an important indicator of the operational strength of the Company’s business and provide an indication of the Company’s ability to service debt and fund acquisitions and capital expenditures. EBITDA eliminates the uneven effect of considerable amounts of non-cash depreciation of tangible assets and amortization of certain intangible assets that were recognized in business combinations. Adjusted EBITDA further eliminates the impact of non-cash stock compensation, restructuring, transaction related costs and other charges affecting comparability. A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s businesses. Management evaluates the investments in such tangible and intangible assets through other financial measures, such as capital expenditure budgets and investment spending levels. “Free cash flow” means net loss plus non-cash expenses net of gains/losses on dispositions of assets, less changes in operating assets and liabilities and capital expenditures. The Company believes that this non-GAAP financial measure is an important indicator of the Company’s financial results because it gives investors a view of the Company’s ability to generate cash.
(2)	Subscription newsletters includes investing newsletters and excludes subscriptions from The Deal, DealFlow Media and Rate Watch.

(3)	Average monthly churn rate is defined as subscriber terminations/expirations in the quarter divided by the sum of the beginning subscribers and gross subscriber additions for the quarter, then divided by three. Subscriptions that are on a free-trial basis are not regarded as added or terminated unless the subscription is active at the end of the free-trial period.

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the impact of the Company’s restructuring, growth initiatives and expectations for 2014. Such forward-looking statements are subject to risks and uncertainties, including those described in the Company’s filings with the Securities and Exchange Commission (“SEC”) that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might contribute to such differences include, among others, economic downturns and the general state of the economy, including the financial markets and mergers and acquisitions environment, our ability to drive revenue, and increase or retain current subscription revenue, our ability to optimize our free site and generate new subscription revenue; our ability to successfully integrate The Deal and other acquisitions; our ability to develop new products; competition and other factors set forth in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. All forward-looking statements contained herein are made as of the date of this press release. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results or occurrences. The Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Contacts:

John Ferrara

Chief Financial Officer

TheStreet, Inc.

212-321-5234

ir@thestreet.com

Erica Mannion

Investor Relations

Sapphire Investor Relations, LLC

415-471-2700

ir@thestreet.com

THESTREET, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2013	December 31, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$45,443,759	$23,845,360
Marketable securities	9,426,875	18,096,091
Accounts receivable, net of allowance for doubtful accounts of $202,207 at December 31, 2013 and $165,294 at December 31, 2012	4,502,344	5,750,753
Other receivables	299,687	1,134,142
Prepaid expenses and other current assets	1,167,029	1,450,742
Restricted cash	139,750	—

Total current assets	60,979,444	50,277,088
Property and equipment, net of accumulated depreciation and amortization of $16,035,351 at December 31, 2013 and $14,633,037 at December 31, 2012	4,400,404	5,672,000
Marketable securities	3,670,860	17,298,227
Other assets	21,800	69,957
Goodwill	27,997,286	25,726,239
Other intangibles, net of accumulated amortization of $6,994,772 at December 31, 2013 and $6,699,283 at December 31, 2012	10,662,983	11,190,557
Restricted cash	1,161,250	1,301,000

Total assets	$108,894,027	$111,535,068

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,352,521	$3,813,955
Accrued expenses	4,338,423	5,921,152
Deferred revenue	22,122,763	21,080,759
Other current liabilities	957,741	632,618

Total current liabilities	29,771,448	31,448,484
Deferred tax liability	288,000	288,000
Other liabilities	4,671,421	4,340,749

Total liabilities	34,730,869	36,077,233

Stockholders’ Equity:
Preferred stock; $0.01 par value; 10,000,000 shares authorized; 5,500 shares issued and 5,500 shares outstanding at December 31, 2013 and December 31, 2012; the aggregate liquidation preference totals $55,000,000 as of December 31, 2013 and December 31, 2012	55	55
Common stock; $0.01 par value; 100,000,000 shares authorized; 41,058,246 shares issued and 34,044,339 shares outstanding at December 31, 2013, and 39,855,468 shares issued and 33,027,752 shares outstanding at December 31, 2012	410,582	398,555
Additional paid-in capital	273,861,536	270,943,151
Accumulated other comprehensive income	(178,183)	(128,994)
Treasury stock at cost; 7,013,907 shares at December 31, 2013 and 6,827,716 shares at December 31, 2012	(12,364,460)	(11,974,261)
Accumulated deficit	(187,566,372)	(183,780,671)

Total stockholders’ equity	74,163,158	75,457,835

Total liabilities and stockholders’ equity	$108,894,027	$111,535,068

THESTREET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2013	2012	2013	2012
Net revenue:
Subscription services	$11,369,956	$10,364,766	$43,549,359	$37,149,143
Media	3,431,147	3,461,299	10,901,052	13,571,660

Total net revenue	14,801,103	13,826,065	54,450,411	50,720,803

Operating expense:
Cost of services	6,824,032	7,051,806	27,431,566	24,886,142
Sales and marketing	3,809,192	3,318,426	14,453,465	13,395,328
General and administrative	2,988,348	3,395,043	12,218,964	13,637,895
Depreciation and amortization	1,006,253	1,771,650	3,768,536	5,512,299
Restructuring and other charges	—	549,995	385,610	6,589,792
(Gain) loss on disposition of assets	—	(27,000)	187,434	(232,989)

Total operating expense	14,627,825	16,059,920	58,445,575	63,788,467

Operating income (loss)	173,278	(2,233,855)	(3,995,164)	(13,067,664)
Net interest income	39,579	57,497	209,463	352,713

Net income (loss)	212,857	(2,176,358)	(3,785,701)	(12,714,951)
Preferred stock cash dividends	—	—	—	192,848

Net income (loss) attributable to common stockholders	$212,857	$(2,176,358)	$(3,785,701)	$(12,907,799)

Basic net income (loss) per share:
Net income (loss)	$0.01	$(0.07)	$(0.11)	$(0.38)
Preferred stock cash dividends	—	—	—	(0.01)

Net income (loss) attributable to common stockholders	$0.01	$(0.07)	$(0.11)	$(0.39)

Diluted net income (loss) per share:
Net income (loss)	$0.01	$(0.07)	$(0.11)	$(0.38)
Preferred stock cash dividends	—	—	—	(0.01)

Net income (loss) attributable to common stockholders	$0.01	$(0.07)	$(0.11)	$(0.39)

Weighted average basic shares outstanding	33,936,814	32,893,274	33,725,317	32,710,018

Weighted average diluted shares outstanding	34,704,620	32,893,274	33,725,317	32,710,018

Net income (loss)	$212,857	$(2,176,358)	$(3,785,701)	$(12,714,951)
Net interest income	(39,579)	(57,497)	(209,463)	(352,713)
Depreciation and amortization	1,006,253	1,771,650	3,768,536	5,512,299

EBITDA	1,179,531	(462,205)	(226,628)	(7,555,365)
Restructuring and other charges	—	549,995	385,610	6,589,792
Stock based compensation	465,946	566,308	1,681,988	2,198,713
(Gain) loss on disposition of assets	—	(27,000)	187,434	(232,989)
Transaction related costs	(20,000)	(174,342)	121,118	344,305

Adjusted EBITDA	$1,625,477	$452,756	$2,149,522	$1,344,456

THESTREET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2013	2012
Cash Flows from Operating Activities:
Net loss	$(3,785,701)	$(12,714,951)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	1,681,988	2,198,713
Provision for doubtful accounts	81,392	329,870
Depreciation and amortization	3,768,536	5,512,299
Restructuring and other charges	393,195	1,396,695
Deferred rent	(322,533)	(319,958)
Noncash barter activity	20,000	183,270
Loss (gain) on disposition of assets	187,434	(232,989)
Changes in operating assets and liabilities:
Accounts receivable	1,450,605	1,125,158
Other receivables	951,116	(677,601)
Prepaid expenses and other current assets	296,012	(294,567)
Other assets	(6,675)	39,556
Accounts payable	(1,463,684)	1,116,374
Accrued expenses	(1,384,257)	(2,519,154)
Deferred revenue	517,882	(1,100,272)
Other current liabilities	114,950	(240,830)
Other liabilities	(21,908)	24,000

Net cash provided by (used in) operating activities	2,478,352	(6,174,387)

Cash Flows from Investing Activities:
Purchase of marketable securities	—	(41,151,130)
Sale and maturity of marketable securities	22,247,394	34,812,021
Capital expenditures	(1,118,679)	(1,327,746)
Proceeds from the disposition of assets	71,881	249,300
Purchase of assets from DealFlow Media, Inc.	(1,764,716)	—
Purchase of The Deal, LLC	—	(5,430,063)

Net cash provided by (used in) investing activities	19,435,880	(12,847,618)

Cash Flows from Financing Activities:
Cash dividends paid on common stock	—	(1,636,236)
Cash dividends paid on preferred stock	—	(192,848)
Proceeds from the exercise of stock options	74,366	—
Proceeds from the sale of common stock	—	135,000
Restricted cash	—	660,370
Shares withheld on RSU vesting to pay for withholding taxes	(390,199)	(964,112)

Net cash used in financing activities	(315,833)	(1,997,826)

Net increase (decrease) in cash and cash equivalents	21,598,399	(21,019,831)
Cash and cash equivalents, beginning of period	23,845,360	44,865,191

Cash and cash equivalents, end of period	$45,443,759	$23,845,360

Supplemental disclosures of cash flow information:
Cash payments made for interest	$—	$30,028

Noncash investing and financing activities:
Stock issued for business combination	$780,863	$—

Net loss	$(3,785,701)	$(12,714,951)
Noncash expenditures	5,810,012	9,067,900
Changes in operating assets and liabilities	454,041	(2,527,336)
Capital expenditures	(1,118,679)	(1,327,746)

Free cash flow	$1,359,673	$(7,502,133)